Exhibit 99.1

Eversource Energy provides update on offshore wind liability

Expects non-recurring aggregate after-tax charge of approximately $75 million

Narrows full year non-GAAP recurring EPS guidance with a higher mid-point

HARTFORD, Conn. and BOSTON, Mass. (October 14, 2025) – Eversource Energy (NYSE: ES) today announced that it has increased its liability related to expected future payments to Global Infrastructure Partners (GIP) as part of the September 30, 2024, sale of the South Fork Wind and Revolution Wind projects (collectively, the Offshore Wind Projects) by approximately $285 million. Eversource also expects to realize an approximately $210 million federal tax benefit associated with the tax losses on the sales of its offshore wind investments, which mitigates the earnings and cash flow impacts of settling this expected liability with GIP. The net result of these impacts is an aggregate after-tax non-recurring charge of approximately $75 million, or $0.20 per share, which Eversource expects to record in the third quarter of 2025.

Eversource is narrowing its earnings guidance range for full year non-GAAP recurring earnings for 2025 to between $4.72 and $4.80 per share versus its original guidance range of $4.67 to $4.82 per share.

As part of the definitive agreement with GIP for the sale of the Offshore Wind Projects, Eversource is responsible for certain post-closing purchase price adjustments. At the closing of the sale, Eversource recorded a liability of $365 million to reflect these potential adjustments for the Offshore Wind Projects. Certain payments made during 2025 for the Offshore Wind Projects reduced this obligation to approximately $296 million as of June 30, 2025.

With South Fork Wind having been placed in-service in 2024, the existing liability primarily relates to the costs of completing construction of Revolution Wind, which is over 80 percent complete.

In the third quarter of 2025, Eversource received an updated report from GIP on the construction status of Revolution Wind, which included revised projections of total construction costs. The revised cost projections reflected quantifiable cost increases, including insurance costs, tariff impacts, construction cost increases from damage to the Revolution Wind turbine installation vessel, and costs incurred as a result of the stop-work order for Revolution Wind received on August 22, 2025, from the Bureau of Ocean Energy Management (“BOEM”) that halted all offshore wind construction activities through September 22, 2025. The aggregate impact of approximately $285 million aforementioned is a result of these revised cost projections.

Eversource continues to review its obligations with GIP to determine if any changes to this liability are warranted as Revolution Wind project completes construction. This liability reflects recent changes to the underlying components of what Eversource expects to finalize with GIP once construction on the Revolution Wind project is completed.

This release includes financial measures that are not recognized under generally accepted accounting principles (non-GAAP) referencing earnings and EPS excluding losses on the sales and impairments of the offshore wind equity method investments, a loss on the pending sale of the Aquarion water distribution business, a loss on the disposition of land that was initially acquired to construct the Northern Pass Transmission project and was subsequently abandoned, and certain transaction and transition costs. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the impacts of the losses on the offshore wind equity method investments, the loss on the pending sale of the Aquarion water distribution business, the loss on the disposition of land associated with an abandoned project, and transaction and transition costs are not indicative of Eversource Energy’s ongoing costs and performance. Management views these charges as not directly related to the ongoing operations of the business and therefore not an indicator of baseline operating performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional and useful information to readers of this report in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to reported net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance. Eversource Energy does not provide guidance for net income attributable to common shareholders or recurring EPS or a reconciliation of guidance for non-GAAP recurring earnings or non-GAAP recurring EPS to the most directly comparable GAAP measure because it is not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income attributable to common shareholders or recurring EPS for the year ending December 31, 2025. These items are uncertain, depend on many factors and could have a material impact on our net income attributable to common shareholders and recurring EPS for the year ending December 31, 2025, and therefore cannot be made available without unreasonable effort.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the U. S. federal securities laws. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; the ability to qualify for investment tax credits and investment tax credit adders; variability in the costs and final investment returns of the Revolution Wind and South Fork Wind offshore wind projects as it relates to the purchase price post-closing adjustment under the terms of the sale agreement for these projects; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations, Presidential executive orders or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC) and are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov, and management encourages you to consult such disclosures.

All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Eversource Energy has approximately 371 million common shares outstanding and operates New England’s largest energy delivery system. It serves approximately 4.6 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

About Eversource

Eversource (NYSE: ES), celebrated as a national leader for its corporate citizenship, is recognized as the #1 U.S. utility on TIME’s List of World’s Best Companies for 2024. Eversource transmits and delivers electricity and natural gas and supplies water to approximately 4.6 million customers in Connecticut, Massachusetts and New Hampshire. The #1 Energy Efficiency Provider in the Nation, Eversource harnesses the commitment of more than 10,000 employees across three states to build a single, united company around the mission of safely delivering reliable energy and water with superior customer service. The company is empowering a clean energy future in the Northeast, with nationally recognized energy efficiency solutions and successful programs to integrate new clean energy resources like a first-in-the-nation networked geothermal pilot project, solar, offshore wind, electric vehicles and battery storage, into the electric system. For more information, please visit eversource.com, and follow us on X, Facebook, Instagram, and LinkedIn. For more information on our water services, visit aquarionwater.com.

CONTACT:

Rima Hyder (Investor Relations)

rima.hyder@eversource.com

(781) 441-8882

William Hinkle (Media Relations)

william.hinkle@eversource.com

(603) 634-2228

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